Exhibit 99.1

                                 BRUNO'S, INC.
                              Birmingham, Alabama

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE SPECIAL MEETING
                 OF SHAREHOLDERS ON THE 18TH DAY OF AUGUST, 1995.

    The undersigned hereby appoints Ronald G. Bruno and Glenn J. Griffin, and each of them, each with the power to appoint his substitute, attorneys with the powers the undersigned would possess if personally present to vote all of the Common Stock of Bruno's, Inc. (hereinafter "Bruno's") held of record by the undersigned on July 7, 1995, at the Special Meeting of the Shareholders to be held on the 18th day of August, 1995, at 8:00 a.m. Central Time, at The Medical Forum Auditorium, Birmingham-Jefferson Civic Center, 950 22nd Street North, Birmingham, Alabama 35203, and at any adjournments thereof, upon the matters set forth herein and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2 AND 3.

(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 20, 1995, as amended as of May 18, 1995 (the "Merger Agreement"), between Bruno's and Crimson Acquisition Corp., an Alabama corporation ("Crimson"), which is a subsidiary of Crimson Associates, L.P., a partnership organized by Kohlberg Kravis Roberts & Co., L.P. The Merger Agreement provides, among other things, for the merger of Crimson with and into Bruno's (the "Merger") pursuant to which each share of Bruno's common stock, $.01 par value per share ("Bruno's Common Stock") (other than (i) shares of Bruno's Common Stock held by Bruno's, the Partnership, Crimson or any subsidiary thereof, which will be cancelled and retired, and (ii) shares of Bruno's Common Stock subject to dissenters' rights) will be converted into either (a) the right to receive $12.00 in cash or (b) the right to retain one share of Bruno's Common Stock. Because 4,173,682 shares of Bruno's Common Stock in the aggregate must be retained by existing Bruno's shareholders either through election or proration, the right to receive either $12.00 in cash for each share or to retain that share of Bruno's Common Stock is subject to proration, as set forth in the Merger Agreement.

           FOR:_______         AGAINST:_______         ABSTAIN:_______

(2) To consider and vote upon a proposal to approve and consent to an increase in the bonded indebtedness of the Company in the amount of $1.1 billion to finance the conversion to cash of approximately 94.7% of the Bruno's Common Stock currently held by shareholders of Bruno's, to refinance the outstanding indebtedness of Bruno's and to provide for working capital purposes.

           FOR:_______         AGAINST:_______         ABSTAIN:_______

(3) To approve and adopt the Amended and Restated Articles of Incorporation.

           FOR:_______         AGAINST:_______         ABSTAIN:_______

(4) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.



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    THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR
PROPOSALS 1, 2, AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

    Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.

    To help our preparations for the meeting, please check here if you plan to attend.___







SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE



____________________________________   Date:_________________



____________________________________   Date:_________________

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    If your address has changed, please note new address:



___________________________________    Zip Code __________